UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 11, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1200 Brickell Avenue, Suite 1950 #1183

Miami, Florida 33131

(Address of Principal Executive Offices)

(786) 432-9792

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2025, at the Annual Meeting of the Shareholders of MIRA Pharmaceuticals, Inc. (the “Company”), the Company’s shareholders approved Company’s 2022 Omnibus Incentive Plan (the “Plan”) to (1) increase the number of shares reserved under the Plan from 5,000,000 to 8,000,000, and (2) to allow for the repricing of options or stock appreciation rights (“SARs”), including reducing the exercise or grant price of an outstanding options or SAR, as determined by the Administrator of the Plan. Additional details about the Plan are set forth in the Company’s definitive proxy statement filed on August 8, 2025. The form of amended Plan is included as an exhibit in this report on Form 8-K.

Item 5.07. Submission of a Matter to a Vote of Security Holders.

On September 11, 2025, MIRA Pharmaceuticals, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). The record date for stockholders entitled to notice of the Annual Meeting was July 21, 2025 (the “Record Date”). As of the Record Date, there were 19,069,315 shares of common stock, par value $0.0001 per share (“Common Stock”), of the Company outstanding. Each share of Common Stock represents one vote that could be voted on each matter that came before the Annual Meeting.

At the Annual Meeting, 10,588,211.00 shares of Common Stock were represented and voted by proxy, constituting a quorum for the Annual Meeting. The 10,588,211 votes represented equaled approximately 55.52% of the outstanding possible votes.

At the Annual Meeting, five proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on August 8, 2025. Each proposal was approved by the Company’s stockholders, including the proposal to approve the acquisition of SKNY Pharmaceuticals, Inc. (“SKNY”).

The approval of the SKNY transaction represents a significant milestone for the Company. At closing, SKNY will contribute $5 million in cash or assets to MIRA. Independent valuation analyses conducted by Moore Financial Consulting assigned enterprise values of approximately $30.5 million for SKNY (based on a risk-adjusted net present value of SKNY-1) and $30 million for MIRA, supporting a combined enterprise value of more than $60 million for the merged entity. The Company expects the transaction to close shortly, subject to customary closing conditions.

The final voting results were as follows:

Proposal 1

The Company’s stockholders approved the issuance of shares of MIRA Common Stock or other securities of MIRA pursuant to the Merger as defined below, which will represent (or are convertible into) more than 20% of the shares of MIRA Common Stock outstanding immediately prior to the Merger, pursuant to Nasdaq Listing Rule 5635(a), based on the voting results set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-votes
5,8880,869	54,916	44,599	4,607,827

Proposal 2

The Company’s stockholders elected Erez Aminov, Matthew Whalen, Matthew Del Giudice, M.D., Denil Nanji Shekhat, M.D., and Edward MacPherson as directors of the Company to serve until the next Annual Meeting of Stockholders, or until his respective successor has been duly elected and qualified, based upon the voting results set forth below.

Nominee	Votes For	Votes Abstained	Broker Non-votes
Erez Aminov	5,862,816	117,568	4,607,827
Matthew Whalen	5,913,451	66,933	4,607,827
Matthew Del Giudice, M.D.	5,895,602	84,782	4,607,827
Denil Nanji Shekhat, M.D.	5,941,065	39,319	4,607,827
Edward MacPherson	5,913,434	66,950	4,607,827

Proposal 3

The Company’s stockholders approved the ratification of the appointment of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, based upon the voting results set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-votes
10,488,635	22,121	77,454	-

Proposal 4

The Company’s stockholders approved amendments to the 2022 Omnibus Incentive Plan, based upon the voting results set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-votes
5,292,099	573,124	115,162	4,607,826

Proposal 5

The Company’s stockholders approved a proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 and/or 4 was withdrawn because the Company’s stockholders approved and adopted the Proposal 1 and 4, as noted above, based on the voting results set forth below.

Votes For	Votes Against	Votes Abstained	Broker Non-votes
6,037,027	302,474	165,895	4,082,815

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	MIRA Pharmaceuticals, Inc. 2022 Omnibus Incentive Plan (incorporated herein by reference to Appendix F of the Company’s Definitive Proxy Statement on Schedule 14A filed on August 8, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACUTICALS, INC.

Dated: September 11, 2025	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer